Independent Auditor's Consent

To the Trustees of the Wexford Trust and Shareholders of the Muhlenkamp Fund:

We consent to the use in the Post-Effective Amendment Number
17 to Registration Statement No. 33-20158 of the Muhlenkamp Fund, of our report dated February 6, 1998 appearing in the Annual Report, which is part of such Registration Statement, and to reference to us under the heading "Financial Highlights" in such Annual Report.

/S/ Deloitte & Touche LLP

Deloitte & Touche LLP

Pittsburgh, Pennsylvania
February 23, 1998